Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 July 23, 2021 FOR IMMEDIATE RELEASE

NextEra Energy reports second-quarter 2021 financial results
•NextEra Energy delivers strong financial and operational results
•FPL's continued investments in the business advance its customer value proposition, with residential customer bills well below the national average and the addition of 373 megawatts of incremental solar online, surpassing 40% completion of its "30-by-30" plan
•NextEra Energy Resources has excellent quarter of origination, adding approximately 1,840 megawatts of renewables and storage to its backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2021 second-quarter net income attributable to NextEra Energy on a GAAP basis of $256 million, or $0.13 per share, compared to $1,275 million, or $0.65 per share, for the second quarter of 2020. On an adjusted basis, NextEra Energy's 2021 second-quarter earnings were $1,395 million, or $0.71 per share, compared to $1,286 million, or $0.65 per share, in the second quarter of 2020. All share-based data has been adjusted to reflect NextEra Energy's Oct. 26, 2020, four-for-one stock split.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges; NextEra Energy Partners, LP net investment gains; gain on disposal of a business; differential membership interests-related; and change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI).

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

Effective Jan. 1, 2021, Gulf Power legally merged into Florida Power & Light Company. Gulf Power will continue as a separate reporting segment of Florida Power & Light and NextEra Energy through 2021, serving its existing customers under separate retail rates. "FPL" refers to Florida Power & Light, excluding Gulf Power, unless otherwise noted or when using the term "combined."

"NextEra Energy delivered strong second-quarter results and remains well-positioned to meet our 2021 and longer-term growth expectations," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by more than 9% year-over-year, reflecting continued

strong financial and operational performance across all of the businesses. FPL continues to focus on delivering an outstanding value proposition of low bills, high reliability, outstanding customer service and clean energy solutions for our customers. During the quarter, FPL surpassed 40% completion of its groundbreaking '30-by-30' plan. FPL expects to have installed more than 15 million panels by early 2022, which would put us more than 50% of the way toward completing our '30-by-30' plan in just over three years since we initially announced the initiative. For the second quarter, NextEra Energy Resources continued to capitalize on the terrific market opportunity for low-cost renewables and storage and added approximately 1,840 megawatts to its backlog since the release of our first-quarter financial results in April. We remain as enthusiastic as ever about our long-term growth prospects, and we will be disappointed if we are not able to deliver financial results at or near the top end of our adjusted earnings per share expectations ranges in 2021, 2022 and 2023, while at the same time maintaining our strong credit ratings and, most importantly, continuing to reliably deliver for our customers. We continue to be intensely focused on execution and believe NextEra Energy remains uniquely positioned to drive long-term shareholder value."

FPL
FPL reported second-quarter 2021 net income of $819 million, or $0.42 per share, compared to $749 million, or $0.38 per share, for the prior-year quarter. FPL, including Gulf Power, serves more than 5.6 million customer accounts supporting more than 11 million residents across Florida and is the largest rate-regulated electric utility in the U.S. as measured by retail electricity produced and sold.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. FPL's capital expenditures were approximately $1.6 billion for the second quarter of 2021 and full-year capital investments are expected to be between $6.6 billion and $6.8 billion. Regulatory capital employed increased by approximately 10.7% over the same quarter last year. During the second quarter of 2021, FPL's average number of customers increased by approximately 78,400 from the prior-year comparable quarter.
FPL's major capital initiatives remain on track, and FPL's focus continues to be on identifying smart capital investments to lower costs, improve reliability and provide clean energy solutions for the benefit of its customers. In June, FPL demolished its last coal-fired plant in Florida, with plans to replace it with more clean, emissions-free solar energy facilities. During the quarter, FPL also successfully commissioned approximately 373 megawatts (MW) of new solar, including the FPL Discovery Solar Energy Center at Kennedy Space Center. With these new additions, FPL surpassed 40% completion of its groundbreaking "30-by-30" plan to install 30 million solar panels by 2030. In addition, FPL recently began installing the first components of the world's largest integrated solar-powered battery system, the 409-MW FPL Manatee Energy Storage Center, which is expected to begin serving customers later this year.

As announced in March, Florida Power & Light has initiated a comprehensive request for new base rates that would be phased in over four years, beginning in 2022. The proposed four-year base rate plan has been designed to support continued investments in long-term infrastructure and advanced technology, which improves reliability and helps keep customer bills low. Today, FPL's typical residential customer bills remain well below the national average and the lowest among the top 20 investor-owned utilities in the nation. With the proposed base rate adjustments and current projections for fuel and other costs, FPL's typical residential bill is expected to be approximately 20% below the projected national average and typical Gulf Power residential bills are projected to decrease approximately 1% over the four-year rate plan.

Earlier this month, FPL responded to Tropical Storm Elsa, marking the earliest time that a fifth named storm has formed in the Atlantic Basin. With a restoration workforce of approximately 7,000 employees and contractors, FPL safely and quickly restored power to nearly 100,000 customers who were impacted by Elsa as the hardening and automation investments that FPL has made since 2006 to build a stronger, smarter and more storm-resilient energy grid continue to benefit customers. FPL remains prepared in advance of what is forecasted to be another active hurricane season in 2021.

Gulf Power
Gulf Power reported second-quarter 2021 net income of $63 million, or $0.03 per share, compared to $55 million, or $0.03 per share, for the prior-year quarter.

During the second quarter, Gulf Power continued to execute on smart capital investments for the benefit of customers. Gulf Power's capital expenditures were approximately $150 million for the second quarter of 2021 and full-year capital investments are expected to be between $800 million and $900 million. All of Gulf Power's major capital investments, including the North Florida Resiliency Connection that is expected to be in-service in mid-2022, continue to progress well. As a result of these ongoing investments, regulatory capital employed increased by approximately 17% year-over-year.

NextEra Energy Resources
NextEra Energy Resources, the competitive clean energy business of NextEra Energy, reported a second-quarter 2021 net loss attributable to NextEra Energy on a GAAP basis of $315 million, or $0.16 per share, compared to net income attributable to NextEra Energy of $481 million, or $0.24 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the second quarter of 2021 were $574 million, or $0.29 per share, compared to $531 million, or $0.27 per share, for the second quarter of 2020.

NextEra Energy Resources had another excellent quarter of execution, adding approximately 1,840 MW of renewables and storage projects to its backlog. Since the first-quarter 2021 financial results call in April, NextEra Energy Resources added approximately 285 MW of new wind and wind repowering, 1,450 MW of solar and 105 MW of battery storage to its backlog of signed contracts. In addition, NextEra Energy Resources executed a 310-MW build-own-transfer agreement, which is not included in its backlog additions.

Corporate and Other
In the second quarter of 2021 on a GAAP basis, Corporate and Other results decreased $0.16 per share, compared to the prior-year quarter, and were roughly flat on an adjusted basis.

Outlook
NextEra Energy's long-term financial expectations remain unchanged. For 2021, NextEra Energy expects adjusted earnings per share to be in the range of $2.40 to $2.54. For 2022 and 2023, NextEra Energy expects to grow 6% to 8% off the expected 2021 adjusted earnings per share. For 2022 and 2023, this translates to an expected adjusted earnings per share range of $2.55 to $2.75 and $2.77 to $2.97, respectively.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards; the effects of non-qualifying hedges and unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the effects of NextEra Energy Partners, LP net investment gains and differential membership interests-related. In addition, adjusted earnings expectations assume, among other things, normal weather and operating conditions; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; divestitures to NextEra Energy Partners, LP; no acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter 2021 financial results conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter 2021 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/FinancialResults. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/FinancialResults, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company headquartered in Juno Beach, Florida. NextEra Energy owns Florida Power & Light Company, which is the largest rate-regulated electric utility in the United States as measured by retail electricity produced and sold, and serves more than 5.6 million customer accounts, supporting more than 11 million residents across Florida with clean, reliable and affordable electricity. NextEra Energy also owns a competitive clean energy business, NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun and a world leader in battery storage. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from seven commercial nuclear power units in Florida, New Hampshire and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity. NextEra Energy is ranked No. 1 in the electric and gas utilities industry on Fortune's 2021 list of "World's Most Admired Companies" and received the S&P Global Platts 2020 Energy Transition Award for leadership in environmental, social and governance. For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.GulfPower.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, statements concerning future dividends, and results of acquisitions. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, those discussed in this news release and the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or ballot or regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities, retail gas distribution system in Florida and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyberattacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and could result in certain projects becoming impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by NextEra Energy, including FPL; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in over-the-counter markets; impact of negative publicity; inability of FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets or actions by third parties in connection with project-specific or other financing arrangements on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NextEra Energy Partners, LP's inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock; and the ultimate severity and duration of public health crises, epidemics and pandemics, including the coronavirus pandemic and its effects on NextEra Energy’s or FPL’s businesses. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2020 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$3,219	$350	$380	$(22)	$3,927
Operating Expenses
Fuel, purchased power and interchange	852	111	171	(31)	1,103
Other operations and maintenance	350	60	399	57	866
Depreciation and amortization	497	74	390	20	981
Taxes other than income taxes and other – net	367	28	63	2	460
Total operating expenses – net	2,066	273	1,023	48	3,410
Gains (losses) on disposal of businesses/assets – net	—	—	(5)	(2)	(7)
Operating Income (Loss)	1,153	77	(648)	(72)	510
Other Income (Deductions)
Interest expense	(147)	(7)	(191)	(412)	(757)
Equity in earnings (losses) of equity method investees	—	—	(84)	—	(84)
Allowance for equity funds used during construction	23	9	2	—	34
Interest income	—	—	5	2	7
Gains on disposal of investments and other property – net	—	—	22	—	22
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	105	—	105
Other net periodic benefit income	—	—	—	64	64
Other – net	3	—	26	2	31
Total other income (deductions) – net	(121)	2	(115)	(344)	(578)
Income (Loss) before Income Taxes	1,032	79	(763)	(416)	(68)
Income Tax Expense (Benefit)	213	16	(264)	(105)	(140)
Net Income (Loss)	819	63	(499)	(311)	72
Net Loss Attributable to Noncontrolling Interests	—	—	184	—	184
Net Income (Loss) Attributable to NextEra Energy, Inc.	$819	$63	$(315)	$(311)	$256
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$819	$63	$(315)	$(311)	$256
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	1,198	333	1,531
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(107)	—	(107)
Differential membership interests – related	—	—	30	—	30
NEP investment gains – net	—	—	39	—	39
Less related income tax expense (benefit)	—	—	(271)	(83)	(354)
Adjusted Earnings (Loss)	$819	$63	$574	$(61)	$1,395
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.42	$0.03	$(0.16)	$(0.16)	$0.13
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.61	0.17	0.78
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(0.05)	—	(0.05)
Differential membership interests – related	—	—	0.02	—	0.02
NEP investment gains – net	—	—	0.02	—	0.02
Less related income tax expense (benefit)	—	—	(0.15)	(0.04)	(0.19)
Adjusted Earnings (Loss) Per Share	$0.42	$0.03	$0.29	$(0.03)	$0.71
Weighted-average shares outstanding (assuming dilution)					1,970

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$908	$0.46	$250	$0.13	$1,158	$0.59
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(76)	$(0.04)	$—	$—	$(76)	$(0.04)
	Differential membership interests – related	$23	$0.01	$—	$—	$23	$0.01
	NEP investment gains – net	$34	$0.02	$—	$—	$34	$0.02

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$2,825	$333	$1,077	$(31)	$4,204
Operating Expenses
Fuel, purchased power and interchange	511	99	151	(30)	731
Other operations and maintenance	361	63	442	38	904
Depreciation and amortization	550	71	345	15	981
Taxes other than income taxes and other – net	338	26	55	—	419
Total operating expenses – net	1,760	259	993	23	3,035
Gains (losses) on disposal of businesses/assets – net	—	—	18	(1)	17
Operating Income (Loss)	1,065	74	102	(55)	1,186
Other Income (Deductions)
Interest expense	(151)	(11)	(130)	(28)	(320)
Equity in earnings (losses) of equity method investees	—	—	154	—	154
Allowance for equity funds used during construction	14	5	1	—	20
Interest income	1	—	8	2	11
Gains on disposal of investments and other property – net	—	—	2	—	2
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	218	—	218
Other net periodic benefit income	—	—	—	47	47
Other – net	—	2	(12)	6	(4)
Total other income (deductions) – net	(136)	(4)	241	27	128
Income (Loss) before Income Taxes	929	70	343	(28)	1,314
Income Tax Expense (Benefit)	180	15	8	(18)	185
Net Income (Loss)	749	55	335	(10)	1,129
Net Loss Attributable to Noncontrolling Interests	—	—	146	—	146
Net Income (Loss) Attributable to NextEra Energy, Inc.	$749	$55	$481	$(10)	$1,275
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$749	$55	$481	$(10)	$1,275
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	219	(53)	166
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(219)	—	(219)
Differential membership interests – related	—	—	28	—	28
NEP investment gains – net	—	—	48	—	48
Gain on disposal of a business	—	—	(16)	—	(16)
Less related income tax expense (benefit)	—	—	(10)	14	4
Adjusted Earnings (Loss)	$749	$55	$531	$(49)	$1,286
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.38	$0.03	$0.24	$—	$0.65
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.11	(0.03)	0.08
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	—	—	(0.11)	—	(0.11)
Differential membership interests – related	—	—	0.01	—	0.01
NEP investment gains – net	—	—	0.02	—	0.02
Gain on disposal of a business	—	—	(0.01)	—	(0.01)
Less related income tax expense (benefit)	—	—	0.01	—	0.01
Adjusted Earnings (Loss) Per Share	$0.38	$0.03	$0.27	$(0.03)	$0.65
Weighted-average shares outstanding (assuming dilution)					1,967

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(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$166	$0.09	$(39)	$(0.03)	$127	$0.06
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net	$(157)	$(0.08)	$—	$—	$(157)	$(0.08)
	Differential membership interests – related	$21	$0.01	$—	$—	$21	$0.01
	NEP investment gains – net	$36	$0.02	$—	$—	$36	$0.02
	Gain on disposal of a business	$(16)	$(0.01)	$—	$—	$(16)	$(0.01)

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,842	$697	$1,162	$(48)	$7,653
Operating Expenses
Fuel, purchased power and interchange	1,495	240	335	(61)	2,009
Other operations and maintenance	685	110	951	108	1,854
Depreciation and amortization	767	143	780	40	1,730
Taxes other than income taxes and other – net	699	56	130	3	888
Total operating expenses – net	3,646	549	2,196	90	6,481
Gains (losses) on disposal of businesses/assets – net	—	—	13	(6)	7
Operating Income (Loss)	2,196	148	(1,021)	(144)	1,179
Other Income (Deductions)
Interest expense	(295)	(14)	(132)	105	(336)
Equity in earnings (losses) of equity method investees	—	—	356	—	356
Allowance for equity funds used during construction	42	16	5	—	63
Interest income	—	—	22	3	25
Gains on disposal of investments and other property – net	—	—	52	—	52
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	162	—	162
Other net periodic benefit income	—	—	—	128	128
Other – net	3	—	47	2	52
Total other income (deductions) – net	(250)	2	512	238	502
Income (Loss) before Income Taxes	1,946	150	(509)	94	1,681
Income Tax Expense (Benefit)	407	30	(333)	7	111
Net Income (Loss)	1,539	120	(176)	87	1,570
Net Loss Attributable to Noncontrolling Interests	—	—	352	—	352
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,539	$120	$176	$87	$1,922
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,539	$120	$176	$87	$1,922
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	1,292	(262)	1,030
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(166)	—	(166)
Differential membership interests-related	—	—	61	—	61
NEP investment gains – net	—	—	107	—	107
Less related income tax expense (benefit)	—	—	(298)	68	(230)
Adjusted Earnings (Loss)	$1,539	$120	$1,172	$(107)	$2,724
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.78	$0.06	$0.09	$0.05	$0.98
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.66	(0.14)	0.52
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	(0.08)	—	(0.08)
Differential membership interests-related	—	—	0.03	—	0.03
NEP investment gains – net	—	—	0.05	—	0.05
Less related income tax expense (benefit)	—	—	(0.16)	0.04	(0.12)
Adjusted Earnings (Loss) Per Share	$0.78	$0.06	$0.59	$(0.05)	$1.38
Weighted-average shares outstanding (assuming dilution)					1,971

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$984	$0.50	$(194)	$(0.10)	$790	$0.40
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$(119)	$(0.06)	$—	$—	$(119)	$(0.06)
	Differential membership interests-related	$46	$0.02	$—	$—	$46	$0.02
	NEP investment gains – net	$85	$0.04	$—	$—	$85	$0.04

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Operating Revenues	$5,365	$660	$2,849	$(57)	$8,817
Operating Expenses
Fuel, purchased power and interchange	1,096	210	306	(60)	1,552
Other operations and maintenance	677	127	850	80	1,734
Depreciation and amortization	952	139	705	33	1,829
Taxes other than income taxes and other – net	660	51	113	1	825
Total operating expenses – net	3,385	527	1,974	54	5,940
Gains (losses) on disposal of businesses/assets – net	—	—	293	(3)	290
Operating Income (Loss)	1,980	133	1,168	(114)	3,167
Other Income (Deductions)
Interest expense	(304)	(26)	(474)	(826)	(1,630)
Equity in earnings (losses) of equity method investees	—	—	(236)	—	(236)
Allowance for equity funds used during construction	30	10	2	—	42
Interest income	1	2	16	4	23
Gains on disposal of investments and other property – net	—	—	26	—	26
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds – net	—	—	(110)	—	(110)
Other net periodic benefit income	—	—	—	99	99
Other – net	1	—	—	3	4
Total other income (deductions) – net	(272)	(14)	(776)	(720)	(1,782)
Income (Loss) before Income Taxes	1,708	119	392	(834)	1,385
Income Tax Expense (Benefit)	317	25	(148)	(245)	(51)
Net Income (Loss)	1,391	94	540	(589)	1,436
Net Loss Attributable to Noncontrolling Interests	—	—	259	—	259
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,391	$94	$799	$(589)	$1,695
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,391	$94	$799	$(589)	$1,695
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	471	669	1,140
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	102	—	102
Differential membership interests-related	—	—	62	—	62
NEP investment gains – net	—	—	96	—	96
Gain on disposal of a business	—	—	(272)	—	(272)
Less related income tax expense (benefit)	—	—	(198)	(169)	(367)
Adjusted Earnings (Loss)	$1,391	$94	$1,060	$(89)	$2,456
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.71	$0.05	$0.41	$(0.31)	$0.86
Adjustments – pretax:(b)
Net losses (gains) associated with non-qualifying hedges	—	—	0.24	0.34	0.58
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	—	—	0.06	—	0.06
Differential membership interests-related	—	—	0.03	—	0.03
NEP investment gains – net	—	—	0.05	—	0.05
Gain on disposal of a business	—	—	(0.14)	—	(0.14)
Less related income tax expense (benefit)	—	—	(0.11)	(0.08)	(0.19)
Adjusted Earnings (Loss) Per Share	$0.71	$0.05	$0.54	$(0.05)	$1.25
Weighted-average shares outstanding (assuming dilution)					1,967

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
(b)	After tax impact by segment is as follows:	NEER		Corporate and Other		NextEra Energy
		Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS	Adjusted Earnings	Adjusted EPS
	Net losses (gains) associated with non-qualifying hedges	$345	$0.17	$500	$0.26	$845	$0.43
	Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI – net	$72	$0.04	$—	$—	$72	$0.04
	Differential membership interests-related	$46	$0.02	$—	$—	$46	$0.02
	NEP investment gains – net	$72	$0.04	$—	$—	$72	$0.04
	Gain on disposal of a business	$(274)	$(0.14)	$—	$—	$(274)	$(0.14)

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)			Preliminary
June 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$35	$7	$671	$171	$884
Customer receivables, net of allowances	1,229	154	1,343	1	2,727
Other receivables	355	51	389	(120)	675
Materials, supplies and fossil fuel inventory	793	112	691	—	1,596
Regulatory assets	314	145	5	(3)	461
Derivatives	9	—	762	—	771
Other	122	44	773	8	947
Total current assets	2,857	513	4,634	57	8,061
Other assets:
Property, plant and equipment – net	50,769	5,134	40,828	80	96,811
Special use funds	5,836	—	2,633	—	8,469
Investment in equity method investees	—	—	5,907	—	5,907
Prepaid benefit costs	1,603	—	3	193	1,799
Regulatory assets	2,298	1,000	222	172	3,692
Derivatives	—	—	1,314	58	1,372
Goodwill	301	—	1,846	2,699	4,846
Other	614	171	3,306	(35)	4,056
Total other assets	61,421	6,305	56,059	3,167	126,952
TOTAL ASSETS	$64,278	$6,818	$60,693	$3,224	$135,013
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$14	$270	$—	$275	$559
Other short-term debt	—	200	—	500	700
Current portion of long-term debt	—	400	263	3,841	4,504
Accounts payable	858	145	4,568	(65)	5,506
Customer deposits	434	39	13	—	486
Accrued interest and taxes	675	37	106	34	852
Derivatives	3	—	1,163	32	1,198
Accrued construction-related expenditures	410	20	707	—	1,137
Regulatory liabilities	257	11	3	9	280
Other	411	147	686	352	1,596
Total current liabilities	3,062	1,269	7,509	4,978	16,818
Other liabilities and deferred credits:
Long-term debt	17,000	1,168	4,558	24,833	47,559
Asset retirement obligations	1,828	97	1,010	—	2,935
Deferred income taxes	5,951	753	2,899	(1,484)	8,119
Regulatory liabilities	10,090	540	140	—	10,770
Derivatives	—	—	683	507	1,190
Other	408	130	1,671	299	2,508
Total other liabilities and deferred credits	35,277	2,688	10,961	24,155	73,081
TOTAL LIABILITIES	38,339	3,957	18,470	29,133	89,899
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	—	—	(1,353)	20
Additional paid-in capital	13,753	2,573	14,209	(19,311)	11,224
Retained earnings	10,813	288	19,849	(5,177)	25,773
Accumulated other comprehensive loss	—	—	(17)	(68)	(85)
Total common shareholders' equity	25,939	2,861	34,041	(25,909)	36,932
Noncontrolling interests	—	—	8,182	—	8,182
TOTAL EQUITY	25,939	2,861	42,223	(25,909)	45,114
TOTAL LIABILITIES AND EQUITY	$64,278	$6,818	$60,693	$3,224	$135,013

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets			Preliminary
(millions)
(unaudited)
December 31, 2020	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
ASSETS
Current assets:
Cash and cash equivalents	$20	$5	$567	$513	$1,105
Customer receivables, net of allowances	991	150	1,122	—	2,263
Other receivables	362	61	418	(130)	711
Materials, supplies and fossil fuel inventory	777	122	653	—	1,552
Regulatory assets	235	144	1	(3)	377
Derivatives	3	—	565	2	570
Other	126	53	627	(2)	804
Total current assets	2,514	535	3,953	380	7,382
Other assets:
Property, plant and equipment – net	48,933	4,946	37,842	82	91,803
Special use funds	5,347	—	2,432	—	7,779
Investment in equity method investees	—	—	5,713	15	5,728
Prepaid benefit costs	1,554	—	2	151	1,707
Regulatory assets	2,396	1,030	120	166	3,712
Derivatives	—	—	1,593	54	1,647
Goodwill	301	—	1,254	2,699	4,254
Other	565	214	2,724	169	3,672
Total other assets	59,096	6,190	51,680	3,336	120,302
TOTAL ASSETS	$61,610	$6,725	$55,633	$3,716	$127,684
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$1,526	$25	$—	$—	$1,551
Other short-term debt	—	200	58	200	458
Current portion of long-term debt	54	300	239	3,545	4,138
Accounts payable	730	162	3,791	(68)	4,615
Customer deposits	430	37	7	—	474
Accrued interest and taxes	279	21	127	92	519
Derivatives	2	—	290	19	311
Accrued construction-related expenditures	385	38	568	—	991
Regulatory liabilities	206	18	14	7	245
Other	612	335	897	412	2,256
Total current liabilities	4,224	1,136	5,991	4,207	15,558
Other liabilities and deferred credits:
Long-term debt	15,622	1,260	4,408	20,654	41,944
Asset retirement obligations	1,783	87	1,186	1	3,057
Deferred income taxes	5,790	729	2,819	(1,318)	8,020
Regulatory liabilities	10,052	548	135	—	10,735
Derivatives	1	—	494	704	1,199
Other	398	165	1,321	358	2,242
Total other liabilities and deferred credits	33,646	2,789	10,363	20,399	67,197
TOTAL LIABILITIES	37,870	3,925	16,354	24,606	82,755
COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock	1,373	678	—	(2,031)	20
Additional paid-in capital	12,753	1,860	11,209	(14,600)	11,222
Retained earnings	9,614	263	19,673	(4,187)	25,363
Accumulated other comprehensive loss	—	(1)	(19)	(72)	(92)
Total common shareholders' equity	23,740	2,800	30,863	(20,890)	36,513
Noncontrolling interests	—	—	8,416	—	8,416
TOTAL EQUITY	23,740	2,800	39,279	(20,890)	44,929
TOTAL LIABILITIES AND EQUITY	$61,610	$6,725	$55,633	$3,716	$127,684

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2021	FPL Segment	Gulf Power	NEER	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,539	$120	$(176)	$87	$1,570
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	767	143	780	40	1,730
Nuclear fuel and other amortization	83	1	37	13	134
Unrealized losses (gains) on marked to market derivative contracts – net	—	—	1,209	(186)	1,023
Foreign currency transaction gains	—	—	2	(57)	(55)
Deferred income taxes	271	14	(117)	26	194
Cost recovery clauses and franchise fees	(69)	(19)	—	—	(88)
Equity in losses (earnings) of equity method investees	—	—	(356)	—	(356)
Distributions of earnings from equity method investees	—	—	248	—	248
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(65)	6	(59)
Other – net	13	(151)	(249)	3	(384)
Changes in operating assets and liabilities:
Current assets	(181)	19	(329)	(52)	(543)
Noncurrent assets	(57)	17	(190)	(43)	(273)
Current liabilities	256	(32)	146	(86)	284
Noncurrent liabilities	(3)	(4)	15	62	70
Net cash provided by (used in) operating activities	2,619	108	955	(187)	3,495
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(2,946)	—	—	—	(2,946)
Capital expenditures of Gulf Power	—	(323)	—	—	(323)
Independent power and other investments of NEER	—	—	(4,873)	—	(4,873)
Nuclear fuel purchases	(88)	—	(85)	—	(173)
Proceeds from sale or maturity of securities in special use funds and other investments	1,813	1	659	50	2,523
Purchases of securities in special use funds and other investments	(1,870)	(1)	(670)	(76)	(2,617)
Other – net	(4)	1	237	14	248
Net cash used in investing activities	(3,095)	(322)	(4,732)	(12)	(8,161)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,381	7	121	5,850	7,359
Retirements of long-term debt	(54)	—	(164)	(805)	(1,023)
Net change in commercial paper	(1,512)	245	—	275	(992)
Repayments of other short-term debt	—	—	(58)	(200)	(258)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	1,085	—	1,085
Issuances of common stock/equity units – net	—	—	—	5	5
Dividends on common stock	—	—	—	(1,511)	(1,511)
Dividends & capital distributions from (to) parent – net	660	(60)	3,022	(3,622)	—
Other – net	(15)	(1)	64	(164)	(116)
Net cash provided by (used in) financing activities	460	191	4,070	(172)	4,549
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	4	—	4
Net increase (decrease) in cash, cash equivalents and restricted cash	(16)	(23)	297	(371)	(113)
Cash, cash equivalents and restricted cash at beginning of period	96	64	842	544	1,546
Cash, cash equivalents and restricted cash at end of period	$80	$41	$1,139	$173	$1,433

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2020	FPL Segment	Gulf Power	NEER(a)	Corporate and Other(a)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,391	$94	$540	$(589)	$1,436
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	952	139	705	33	1,829
Nuclear fuel and other amortization	80	1	33	11	125
Unrealized losses on marked to market derivative contracts – net	—	—	23	707	730
Foreign currency transaction gains	—	—	—	(22)	(22)
Deferred income taxes	311	37	(34)	(447)	(133)
Cost recovery clauses and franchise fees	(135)	(36)	—	—	(171)
Equity in losses (earnings) of equity method investees	—	—	236	—	236
Distributions of earnings from equity method investees	—	—	209	—	209
Losses (gains) on disposal of businesses, assets and investments – net	—	—	(319)	3	(316)
Other – net	39	(20)	166	22	207
Changes in operating assets and liabilities:
Current assets	(202)	(31)	9	18	(206)
Noncurrent assets	(59)	26	(106)	(14)	(153)
Current liabilities	158	(55)	(193)	116	26
Noncurrent liabilities	(38)	(4)	32	5	(5)
Net cash provided by (used in) operating activities	2,497	151	1,301	(157)	3,792
Cash Flows From Investing Activities
Capital expenditures of FPL Segment	(3,098)	—	—	—	(3,098)
Capital expenditures of Gulf Power	—	(508)	—	—	(508)
Independent power and other investments of NEER	—	—	(2,532)	—	(2,532)
Nuclear fuel purchases	(111)	—	(20)	—	(131)
Other capital expenditures and other investments	—	—	—	(9)	(9)
Proceeds from sale or maturity of securities in special use funds and other investments	1,409	—	533	165	2,107
Purchases of securities in special use funds and other investments	(1,448)	—	(553)	(214)	(2,215)
Other – net	(25)	1	200	25	201
Net cash used in investing activities	(3,273)	(507)	(2,372)	(33)	(6,185)
Cash Flows From Financing Activities
Issuances of long-term debt, including premiums and discounts	1,557	51	116	6,746	8,470
Retirements of long-term debt	(1,291)	(176)	(128)	(737)	(2,332)
Net change in commercial paper	(1,393)	(180)	—	(842)	(2,415)
Proceeds from other short-term debt	—	—	58	2,100	2,158
Repayments of other short-term debt	—	—	—	(1,850)	(1,850)
Payments from related parties under a cash sweep and credit support agreement – net	—	—	46	—	46
Issuances of common stock/equity units – net	—	—	—	(51)	(51)
Dividends on common stock	—	—	—	(1,371)	(1,371)
Dividends & capital distributions from (to) parent – net	1,900	700	685	(3,285)	—
Other – net	(24)	(1)	375	(282)	68
Net cash provided by financing activities	749	394	1,152	428	2,723
Effects of currency translation on cash, cash equivalents and restricted cash	—	—	(2)	—	(2)
Net increase (decrease) in cash, cash equivalents and restricted cash	(27)	38	79	238	328
Cash, cash equivalents and restricted cash at beginning of period	195	69	679	165	1,108
Cash, cash equivalents and restricted cash at end of period	$168	$107	$758	$403	$1,436

————————————
(a)	Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resources' subsidiaries. Residual corporate interest expense is included in Corporate and Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.21	$0.65	$0.86

FPL Segment – 2020 Earnings Per Share	$0.33	$0.38	$0.71
New investment growth	0.03	0.03	0.06
Allowance for funds used during construction	—	—	0.01
Other and share dilution	0.01	0.01	—
FPL Segment – 2021 Earnings Per Share	$0.37	$0.42	$0.78

Gulf Power – 2020 Earnings Per Share	$0.02	$0.03	$0.05
Operations and maintenance reductions	0.005	0.002	0.007
Allowance for funds used during construction	0.002	0.003	0.004
Other	0.003	(0.001)	0.002
Gulf Power – 2021 Earnings Per Share	$0.03	$0.03	$0.06

NEER – 2020 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.16	$0.24	$0.41
New investments	0.04	0.04	0.08
Existing generation and storage assets	(0.04)	0.01	(0.03)
Gas infrastructure	0.02	—	0.02
NextEra Energy Transmission	—	0.01	0.01
Customer supply and proprietary power & gas trading	(0.02)	(0.03)	(0.04)
Non-qualifying hedges impact	0.06	(0.37)	(0.33)
NEP investment gains – net	(0.01)	—	—
Gains on disposal of a business/assets	(0.13)	(0.01)	(0.14)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI – net	0.14	(0.04)	0.10
Other, including other investment income, income taxes and share dilution	0.03	(0.01)	0.01
NEER – 2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.25	$(0.16)	$0.09

Corporate and Other – 2020 Earnings (Loss) Per Share	$(0.30)	$—	$(0.31)
Non-qualifying hedges impact	0.49	(0.16)	0.36
Other, including interest expense and share dilution	—	—	—
Corporate and Other – 2021 Earnings (Loss) Per Share	$0.19	$(0.16)	$0.05

2021 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.84	$0.13	$0.98

Corporate and Other represents other business activities and eliminating entries, and may include the net effect of rounding. Corporate and Other allocates a portion of corporate interest expense to NextEra Energy Resources' subsidiaries. Interest expense is allocated based on a deemed capital structure of 70% debt and differential membership interests sold by NextEra Energy Resource's subsidiaries. Residual corporate interest expense is included in Corporate and Other.
The sum of the quarterly amounts may not equal the total for the year due to rounding.